Exhibit 16.1


                                                  [ARTHUR ANDERSEN LOGO]
                                                  Arthur Andersen LLP
                                                  1010 Market Street
                                                  St. Louis, MO 63101
                                                  Tel 314 621 6767
                                                  Fax 314 621 1956
                                                  www.arthurandersen.com

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

May 3, 2002

Dear Sir/Madam:

We have read the first four (4) paragraphs of Item 4 included in the Current Report on Form 8-K dated May 3, 2002, of Spartech Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


/s/ Arthur Andersen
Arthur Andersen LLP


Copy to: Randy C. Martin, Executive Vice President-Acrylics & Chief Financial
         Officer, Spartech Corporation